EXHIBIT 10.1

Execution Document

PARTNERSHIP INTEREST

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT dated as of May 19, 2003 (this “Agreement”) is by and among TPS GP, Inc. (the “GP Purchaser”), a Florida corporation, TPS LP, Inc. (the “LP Purchaser”), Panda GS V, LLC (the “GP Seller”), a Delaware limited liability company, Panda GS VI, LLC (the “LP Seller”), a Delaware limited liability company. The LP Purchaser and the GP Purchaser are collectively referred to herein as the “Purchasers.” The GP Seller and the LP Seller are collectively referred to herein as the “Sellers.”

RECITALS

A.    The Purchasers and the Sellers are party to that certain Amended and Restated Limited Partnership Agreement dated as of June 12, 2001, as amended by a First Amendment dated as of October 3, 2001, a Second Amendment dated as of November 30, 2001, a Third Amendment dated as of January 16, 2002, a Fourth Amendment dated as of February 6,2002, a Fifth Amendment dated as of February 7, 2002 and a Sixth Amendment dated as of April 9, 2003 (collectively, the “Partnership Agreement,” and such Sixth Amendment, the “Sixth Amendment”). The partnership governed by the Partnership Agreement is TECO-PANDA Generating Company, L.P. (the “Partnership”), a Delaware limited partnership.

B.    The GP Seller holds a 0.5% general partnership interest in the Partnership (the “GP Interest”). The LP Seller hold a 49.5% limited partnership interest in the Partnership (the “LP Interest”). The GP Interest and the LP Interest are collectively referred to herein as the “Partnership Interests.”

C.    In accordance with and after the effectiveness of the Sixth Amendment, the Sellers wish to transfer to the Purchasers, and the Purchasers wish to acquire from the Sellers, the Partnership Interests, with the LP Purchaser acquiring the LP Interest and the GP Purchaser acquiring the GP Interest.

D.    The Purchasers and Sellers are also party to that certain Consent and Acceleration Agreement dated as of February 7,2002 by and among the Purchasers, the Sellers, Panda Energy International, Inc., TECO Power Services Corporation (“TPS”), TECO Energy, Inc. (“TECO”) and Bayerische Hypo-Und Vereinsbank AG, New York Branch (the “Bank”), as amended by the First Amendment to Consent and Acceleration Agreement dated April 9, 2003 (the “Consent and Acceleration”). In accordance with the Sixth Amendment and the Consent and Acceleration, the Purchase Price (as defined below) is to be paid as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1)	Purchase and Sale. At the Closing (defined in Section 2 below), the Sellers will sell to the Purchasers, and the Purchasers will purchase from the Sellers, the Partnership Interests, for a purchase price of $49,000,000.00, payable in cash (the “Purchase Price”) as specified in Section 2 below.

2)	The Closing. The Closing of the transactions contemplated in Section 1 (the “Closing”) shall take place, subject to the satisfaction of the conditions contained in Sections 7 and 8 hereof, at the offices of New York counsel to TPS (or such other place as the parties may mutually agree), on June 30, 2003 or such other date as the Sellers and the Purchasers shall mutually agree (the “Closing Date”) and at such time as the Sellers and the Purchasers shall mutually agree. At the Closing, the Sellers shall deliver to the Purchasers good and sufficient instruments of sale, transfer, assignment and conveyance, in form reasonably satisfactory to the Purchasers, selling, transferring, assigning and conveying to the Purchasers good and valid title to the Partnership Interests, against payment of the Purchase Price to the Bank by wire transfer to the extent required by the Consent and Acceleration and the balance to be credited against the outstanding principal of the loan made pursuant to the Credit Agreement dated as of April 9, 2003 among the Sellers, as borrowers, and TPS, as lender. The Partnership Interests shall be delivered free and clear of any and all liens, charges, encumbrances and adverse claims (“Liens”).

3)	Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Purchasers that:

a)	Organization: Good Standing. Such Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own its properties, including the Partnership Interests, and to enter into this Agreement and consummate the transactions contemplated hereby.

b)	Title to Partnership Interests. Such Seller has good and valid title to the Partnership Interests attributed to such Seller in Recital B above, free and clear of any and all Liens, other than those Liens held by the Bank that shall be fully discharged immediately upon receipt of the Purchase Price by the Bank. Except as provided in the Partnership Agreement or as contemplated by this Agreement, no person has any right, agreement or understanding (whether by option, warrant, call, commitment, conversion, exchange, plan or otherwise) with respect to the acquisition, purchase, sale, transfer or assignment of the Partnership Interests or any portion thereof, and the consummation of the transfer of the Partnership Interests shall not conflict with or result in a default under any instrument or other agreement to which either Seller is a party. Upon transfer of the Partnership Interests to the Purchasers and payment of the Purchase Price as contemplated by this Agreement, the Purchasers will have good and valid title to the Partnership Interests, free and clear of any and all Liens.

c)	Authorization. Such Seller has taken all action required by law, its operating agreement or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is the valid and binding agreement of such Seller enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditor’s rights and by general principles of equity.

4)	Representations and Warranties of the Purchasers. Each of the Purchasers represents and warrants to the Sellers with respect to itself as follows:

a)	Organization: Good Standing. Such Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

b)	Authorization. Such Purchaser has taken all actions required by law, its charter, by-laws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is the valid and binding agreement of such Purchaser enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditor’s rights and by general principles of equity.

5)	Covenants of the Sellers. Each of the Sellers covenants and agrees that such Seller shall use all reasonable efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and, subject to satisfaction of the conditions set forth in Section 7, to cause the transfer and sale of the Partnership Interests contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect the transactions contemplated hereby. Subsequent to the Closing, the Sellers shall use all reasonable efforts to cooperate with the Purchasers in preparing the Partnership tax returns relating to any period in which both the Sellers and the Purchasers had an interest in the Partnership.

6)	Covenants of the Purchasers. Each of the Purchasers covenants and agrees that prior to the Closing, such Purchaser shall use all reasonable efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and, subject to satisfaction of the conditions set forth in Section 8, to cause the transfer and sale contemplated by this Agreement to be consummated by the Purchasers, and, without limiting the generality of the foregoing, to make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect the transactions contemplated hereby. Each Purchaser will cooperate with the Sellers to the extent necessary to aid the Sellers in obtaining any consents or making any filing required of the Sellers in connection with the transactions contemplated by this Agreement, provided the Purchasers are not required to make any unreimbursed disbursements in connection therewith. Subsequent to the Closing, the Purchasers shall use all reasonable efforts to cooperate with the Sellers in connection with any Partnership tax returns relating to any period in which both the Sellers and the Purchasers had an interest in the Partnership.

7)	Conditions Precedent to the Obligations of the Sellers. All obligations of the Sellers under this Agreement are subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

a)	Panda Cancellation Right. The Panda Cancellation Right (as defined in the Sixth Amendment) shall have expired or been waived.

b)	Representations and Warranties. The representations and warranties of the Purchasers herein contained shall be true on and as of the Closing Date with the same force and effect as though made on and as of said date.

c)	Performance. The Purchasers shall have performed all their respective obligations and agreements and complied with all their covenants contained in this Agreement to be performed and complied with by the Purchasers prior to the Closing Date.

d)	Closing Certificate. The Sellers shall have received a certificate executed by the Purchasers, dated the Closing Date, in form and substance satisfactory to the Sellers and their counsel, certifying as to the fulfillment of the conditions set forth in Sections 7(b) and 7(c).

e)	Required Consents. The Sellers shall have received all consents from any persons or governmental entities required for the consummation of the transactions contemplated hereby.

f)	Purchase Price Payment. The Purchasers shall deliver or cause to be delivered to the Sellers evidence of payment of the full Purchase Price in accordance with Section 2.

8)	Conditions Precedent to the Obligations of the Purchasers. All obligations of the Purchasers under this Agreement are subject to the satisfaction or waiver, at or prior to the date of the Closing, of each of the following conditions:

a)	Panda Cancellation Right. The Panda Cancellation Right shall have expired or been waived.

b)	Representations and Warranties. The representations and warranties of the Sellers herein contained shall be true in all material respects on and as of the date of the Closing with the same force and effect as though made on and as of said date, except as affected by the transactions contemplated hereby.

c)	Performance. The Sellers shall have performed all of their respective obligations and agreements and complied with all of their covenants contained in this Agreement to be performed and complied with by them prior to the date of Closing.

d)	Closing Certificate. The Purchasers shall have received a certificate of the Sellers dated the Closing Date, in form and substance satisfactory to the Purchasers and their counsel, certifying as to the fulfillment of the conditions set forth in Sections 8(b) and 8(c).

e)	Financing. TECO shall have entered into an agreement for financing a portion of the Purchase Price in an amount up to $42,000,000.00 on terms satisfactory to TECO in its sole discretion.

f)	Consents. The Purchasers shall have received evidence, satisfactory to the Purchasers and their counsel, that all of the required consents and authorizations from persons or governmental entities required for the consummation of the transactions contemplated hereby shall have been obtained, and that the Partnership Interests are being acquired by the Purchasers free and clear of all Liens (assuming payment of the Purchase Price to the Bank).

g)	Amendment of Partnership Agreement. The Partnership Agreement shall be amended by an amendment in form and substance reasonably satisfactory to the Purchasers.

h)	Closing Documents. The Sellers shall have delivered or caused to be delivered to the Purchasers on or prior to the Closing Date, in form and substance satisfactory to the Purchasers:

i)	Good and sufficient instruments of sale, transfer, assignment and conveyance, in form reasonably satisfactory to the Purchasers, selling, transferring, assigning and conveying to the Purchasers good and valid title to the Partnership Interests free and clear of all Liens;

ii)	Copies of duly adopted resolutions of the members, managers or directors of each of the Sellers authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, each certified as of the Closing Date by an officer of such Seller; and

iii)	A certificate of incumbency of each Seller, dated the Closing Date, as to officers and other personnel of such Seller executing this Agreement and any certificate, instrument or document to be delivered at the Closing.

i)	Other Matters. The Purchasers shall have received such certificates from the Sellers relating to the transactions contemplated by this Agreement as shall be reasonably requested by the Purchasers.

9)	Survival of Representations and Warranties; Indemnification.

a)	Survival. The respective representations and warranties made herein by the parties hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated herein for a period of two years from the Closing Date, after which no claim for a breach of these representations and warranties may be asserted.

b)	Indemnification by the Sellers. The Sellers shall jointly and severally indemnify, defend and hold harmless the Purchasers and their stockholders, directors, officers, employees, agents and assignees (collectively, the “Purchaser Indemnified Parties”) from and against any and all losses, liabilities, damages, claims or expenses, including without limitation reasonable attorneys’ fees (collectively, “Losses”), suffered or incurred by any Purchaser Indemnified Party by reason of or resulting from the inaccuracy of any representation or warranty (without regard to any materiality or monetary limitation contained therein) or breach, nonfulfillment or nonperformance of any warranty, covenant or agreement of the Sellers contained in this Agreement. Notwithstanding the foregoing, the Sellers shall have no obligation to indemnify any Purchaser Indemnified Party for any such Losses to the extent such Losses arise from the willful misconduct or gross negligence of the Purchasers or from the breach or inaccuracy of a representation or warranty of the Purchasers contained herein.

c)

Notice and Defense of Claims.    Promptly after receipt of notice of any third-party claim that could result in Losses for which a party may seek indemnification under this Section 9, such party shall give written notice thereof to the indemnifying party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying party. The notice shall state the information then available regarding the amount and nature of such claim and such Losses and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 30 days after receiving such notice the indemnifying party gives written notice to the indemnified party (i) stating that it intends to defend against such claim and such Losses at its own cost and expense, and (ii) acknowledging that the indemnifying party is obligated to provide indemnification with respect to any such claim then, so long as such matter does not involve any risk of criminal liability to such indemnified party, then defense of such matter, including selection of counsel (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld), shall be by the indemnifying party and the indemnified party shall make no payment on such claim or such Losses so long as the indemnifying party is conducting a good faith and diligent defense. Subject to the foregoing, the indemnified party shall have the right to participate in such defense at its own expense directly or through counsel.

10)	Tax Determinations. The Sellers and the Purchasers agree to take such actions as are necessary to cause the Sellers’ and the Purchasers’ respective allocable shares of the items of income, gain, loss, deduction or credit of the Partnership for the taxable year of the Partnership that includes the Closing to be determined by closing the Partnership books as of the Closing Date (i.e., the “interim closing of the books” method).

11)	Termination. This Agreement may be terminated by any party upon the delivery of written notice to the others if the Closing of the transactions contemplated hereby has not occurred by July I, 2004 through no fault of the terminating party. Upon any termination referred to in this Section, no party shall have any further obligation to the others hereunder other than for their own willful breach of this Agreement.

12)	Notices. All notices, requests or other communications required or desired to be given hereunder shall be deemed to have been duly given if in writing and either delivered by hand or by overnight courier, or mailed first-class pre-paid, by registered or certified mail, return receipt requested, or sent by telex, telegram, cable or facsimile transmission (with receipt confirmed by telephone or automatic transmission report), addressed to the parties at their respective addresses set forth below.

If to the Sellers (by overnight courier) to

Panda GS V, LLC and Panda GS VI, LLC

4100 Spring Valley, Suite 1001

Dallas, Texas 75244

Attn: General Counsel

With a copy to:

Panda Energy International. Inc.

4100 Spring Valley, Suite 1001

Dallas, Texas 75244

Attn: General Counsel

If to the Purchasers (by overnight courier) to:

TECO Power Services Corporation

702 North Franklin Street

Tampa, Florida 33602

Attention: President

Phone: (813) 228-1311

Facsimile: (813) 228 1289

With a copy to:

TECO Energy, Inc.

Legal Department

702 North Franklin Street, Tampa, Florida 33602

Post Office Box Ill, Tampa, Florida 33601-0111

Attention: Sheila M. McDevitt, Senior Vice President – General Counsel

Phone: (813) 228-1804

Facsimile: (813) 228-1328

or such address as any of the parties may have furnished to the other parties in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt.

13)	Transaction Expenses. Each party hereto shall bear its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated thereby, including without limitation all fees and expenses of agents, representatives, legal counsel and accountants.

14)	Miscellaneous.

a)	Binding Agreement: Assignment. This Agreement shall be binding upon, shall inure to be benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, provided that, except as expressly provided, no party to this Agreement may assign its rights or delegate its duties hereunder without the prior consent of the other parties hereto.

b)	Entire Agreement: Amendments. This Agreement contains the entire understanding of the parties with respect to the matters herein and supersedes all prior agreements and understandings among the parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except by a written agreement signed by all of the parties hereto.

c)

Waiver.    The terms, conditions, covenants, representations and warranties hereof may be waived only by a written instrument executed by the party waiving compliance. The failure of a party at any time or from time to time to require performance of any provisions hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by a party of any condition or any breach of any term, covenant, representation or warranty contained in this Agreement in anyone or more instances shall be deemed to be, or be construed as, a further or continuing waiver of any such condition or breach of any other term, covenant, representation or warranty.

d)	Governing Law: Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, excluding its conflicts of law provisions (other than Section 5-1401 of the General Obligation Law of the State of New York).

e)	Severability. If any provision of this Agreement shall be determined to be unenforceable, void or otherwise contrary to law, such provision shall in no manner operate to render any other provision of the Agreement unenforceable, invalid or contrary to law, and this Agreement shall continue to be operative and enforceable in accordance with the remaining terms and provisions hereof.

f)	Further Assurances. Each party agrees to execute and deliver any instruments and to perform any acts that may be necessary or reasonably requested in order to give full effect to this Agreement.

g)	Captions. Captions and paragraph headings of this Agreement are solely for the convenience of the parties. They are not a part of this Agreement or any provision hereof.

h)	Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first written above.

THE GP PURCHASER:	TPS GP, Inc.

	By:	/S/ RICHARD E. LUDWIG
Richard E. Ludwig, President

THE LP PURCHASER:	TPS LP, Inc.

	By:	/S/ RICHARD E. LUDWIG
Richard E. Ludwig, President

THE GP SELLER:	Panda GS V, LLC

	By:	/S/ BRYAN J. URBAN
Name: Bryan J. Urban Title: Senior Vice President

THE LP SELLER:	Panda GS VI, LLC

	By:	/S/ BRYAN J. URBAN
Name: Bryan J. Urban Title: Senior Vice President